SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                       Date of Report:  December 10, 1998



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


                                 MEDIMMUNE, INC.
                           Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated December 9, 1998:



                 MEDIMMUNE REPORTS CYTOGAM RECEIVES FDA APPROVAL
                             FOR EXPANDED INDICATION

Gaithersburg, MD, December 9, 1998 -- MedImmune, Inc. (Nasdaq: MEDI) today announced that the United States Food and Drug Administration (FDA) has approved marketing of an expanded indication for CytoGam (Cytomegalovirus Immune Globulin Intravenous (Human))(CMV-IGIV). Specifically, CytoGam is now indicated for prophylaxis against cytomegalovirus (CMV) disease associated with transplantation of kidney, lung, liver, pancreas, and heart. In transplants of these organs, other than kidney from CMV seropositive donors into CMV seronegative recipients, CytoGam should be considered in combination with gancyclovir (please see full prescribing information attached or see www.medimmune.com/products/cytopil.htm). The prior indication included only kidney transplants from CMV seropositive donors into CMV seronegative recipients.

"CMV is the most common cause of infection occurring after any solid organ transplant," commented David P. Wright, Executive Vice President Marketing & Sales. "This expanded indication will enable us to market CytoGam for use in the approximately 20,000 kidney, lung, liver, pancreas, and heart transplants performed annually in the U.S., rather than being restricted to the roughly 2,000 kidney transplants from CMV seropositive donors to CMV seronegative recipients."

CMV contributes significantly to morbidity and mortality in organ transplant recipients. CMV can cause severe pneumonia and other organ complications related to invasive CMV disease which, if not successfully treated, can lead to organ failure. CMV has also been shown to cause increased bacterial and fungal infections, and has been associated with an increased risk of rejection of the transplanted organ.

CytoGam is an intravenous immune globulin enriched in antibodies against CMV. CMV-IGIV is made from human plasma and, like other plasma products, carries the possibility for transmission of blood-borne viral agents. The risk of transmission of recognized blood-borne viruses is considered to be low because of the viral inactivation and removal procedures employed in the manufacture of CytoGam. Minor reactions such as flushing, chills, muscle cramps, back pain, fever, nausea, vomiting, arthralgia, and wheezing were the most frequent adverse reactions observed during the clinical trials of CytoGam. CytoGam is marketed by MedImmune and manufactured by Massachusetts Biologic Laboratories.

MedImmune, located in Gaithersburg, Maryland, is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune markets three products through its hospital-based sales force and has four new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission.



(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer

(DATE)            December 10, 1998